UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2011

Rock-Tenn Company

(Exact name of registrant as specified in its charter)

Georgia	001-12613	62-0342590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Thrasher Street Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 448-2193

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On May 27, 2011, Rock-Tenn Company (“RockTenn”) completed its acquisition of Smurfit-Stone Container Corporation (“Smurfit-Stone”) through the merger (the “Merger”) of Smurfit-Stone with and into Sam Acquisition, LLC (“Merger Sub”), a wholly owned limited liability company subsidiary of RockTenn. As a result of the Merger, the separate corporate existence of Smurfit-Stone ceased and Merger Sub is continuing as the surviving entity of the Merger and a wholly owned subsidiary of RockTenn under the name “RockTenn CP, LLC.”

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On May 27, 2011, RockTenn entered into a Credit Agreement, dated as of May 27, 2011, by and among RockTenn, as borrower, Rock-Tenn Company of Canada/Compagnie Rock-Tenn du Canada, as Canadian Borrower (“Rock-Tenn Company of Canada”), certain subsidiaries of RockTenn from time to time party thereto, as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent for the lenders, and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for the lenders (the “Credit Agreement”). The Credit Agreement provides for (i) a $1.475 billion, 5-year revolving credit facility, (ii) a Term A $1.475 billion, 5-year term loan facility and (iii) a Term B $750 million, 7-year term loan facility. The borrowings under the Credit Agreement on the closing date of the Merger were used to finance the Merger in part, to repay outstanding indebtedness of Smurfit-Stone, to refinance RockTenn’s existing credit facilities, to pay for fees and expenses incurred in connection with the acquisition of Smurfit-Stone, and for other corporate purposes of RockTenn and its subsidiaries.

RockTenn may borrow amounts under the revolving credit facility to provide for working capital and general corporate requirements of RockTenn and its subsidiaries, including acquisitions permitted pursuant to the Credit Agreement. Up to $250 million under the revolving credit facility may be used for the issuance of letters of credit. In addition, up to $300 million of the revolving credit facility may be used to fund borrowings in Canadian dollars. Rock-Tenn Company of Canada, a wholly owned subsidiary of RockTenn, is also a borrower in respect of the revolving credit facility.

Interest and Commitment Fees

At the option of RockTenn, borrowings under the Credit Agreement bear interest at either a base rate or at the London Interbank Offered Rate (“LIBOR”), plus, in each case, an applicable margin. In addition, advances in Canadian dollars may be made by way of purchases of bankers’ acceptances. The applicable margins for borrowings outstanding under the revolving credit facility and Term A term loan facility range from 1.50% to 2.25% for LIBOR-based borrowings and bankers’ acceptance advances, and from 0.50% to 1.25% for base rate-based borrowings, depending on RockTenn’s leverage ratio then in effect. Borrowings under the Term B term loan facility have applicable margins of 2.75% for LIBOR-based loans (with LIBOR to be no lower than 0.75%) and 1.75% for base rate-based loans. RockTenn is required to pay fees in respect of outstanding letters of credit at a rate equal to the applicable margin for LIBOR-based borrowings. In addition, RockTenn is required to pay a commitment fee on the unused portion of the revolving credit facility at a rate ranging from 0.25% to 0.35% per annum, depending on RockTenn’s leverage ratio then in effect. Under the Credit Agreement, RockTenn’s leverage ratio is determined as described below.

Guarantors

All obligations under the Credit Agreement are fully and unconditionally guaranteed by RockTenn’s existing and future wholly-owned U.S. subsidiaries, including Smurfit-Stone’s existing and future wholly-owned U.S. subsidiaries, other than certain present and future unrestricted subsidiaries and certain other limited exceptions. In addition, the obligations of Rock-Tenn Company of Canada and certain other Canadian subsidiaries are guaranteed by RockTenn and all such wholly owned U.S. subsidiaries, as well as by wholly owned Canadian subsidiaries of RockTenn, other than certain present and future unrestricted subsidiaries and certain other limited exceptions.

Covenants and Events of Default

The Credit Agreement contains certain prepayment requirements and customary affirmative and negative covenants. The negative covenants include covenants that, subject to certain exceptions, contain:

•	limitations on liens and further negative pledges;

•	limitations on sale-leaseback transactions;

•	limitations on (i) debt and (ii) prepayments, redemptions or repurchases of certain debt and equity;

•	limitations on mergers and asset sales;

•	limitations on sales, transfers and other dispositions of assets;

•	limitations on loans and certain other investments;

•	limitations on restrictions affecting subsidiaries;

•	limitations on transactions with affiliates;

•	limitations on changes in (i) the nature of business, (ii) accounting policies or (iii) fiscal periods;

•	limitations on speculative hedge transactions; and

•	restrictions on modification or waiver of material documents in a manner materially adverse to the lenders.

In addition, the Term A term loan and the revolving credit facility include financial covenants requiring that RockTenn maintain a maximum total leverage ratio and minimum interest coverage ratio. The terms of the acquisition debt financing require it to maintain a leverage ratio (the ratio of RockTenn’s total funded debt less certain amounts of its unrestricted cash, to Credit Agreement EBITDA for the preceding four fiscal quarters) not greater than 3.75 to 1.00 for fiscal quarters ending from June 30, 2011 through June 30, 2012, and not greater than 3.50 to 1.00 for fiscal quarters ending thereafter. In addition, RockTenn must maintain an interest coverage ratio (the ratio of Credit Agreement EBITDA for the preceding four fiscal quarters to its cash interest expense for such period) not less than 3.50 to 1.00 for any fiscal quarters ending on or after September 30, 2011. “Credit Agreement EBITDA” is calculated in accordance with the definition contained in our Credit Agreement. Credit Agreement EBITDA is generally defined as consolidated net income of RockTenn for any fiscal period plus the following to the extent deducted in determining such consolidated net income: (i) consolidated interest expense, (ii) consolidated tax expenses, (iii) depreciation and amortization expenses, (iv) financing expenses and write-offs, remaining portions of original issue discount on prepayment of indebtedness, prepayment premiums and commitment fees, (v) inventory expenses associated with the write up of Smurfit-Stone inventory acquired in the merger and other permitted acquisitions, (vi) all other non-cash charges, (vii) all legal, accounting and professional advisory expenses incurred in respect of the Merger and other permitted acquisitions and related financing transactions, (vii) certain expenses and costs incurred in connection with the Merger and synergies associated with the Merger, restructuring charges, and certain other charges and expenses, subject to certain limitations specified in the Credit Agreement, and (viii) certain other charges and expenses unrelated to the Merger subject to certain specified limitations in the Credit Agreement.

The credit facilities also contain certain customary events of default, including relating to non-payment, breach of representations, warranties or covenants, default on other material debt, bankruptcy and insolvency events, invalidity or impairment of loan documentation, collateral or subordination provisions, change of control and customary ERISA defaults. The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Receivables Facility

In connection with the Merger, Rock-Tenn Financial, Inc., a wholly-owned subsidiary of RockTenn, has increased its receivables securitization financing facility (the “Receivables Facility”) to a total amount of up to $625 million. The Receivables Facility has been amended to include the trade receivables of additional RockTenn subsidiaries, including Rock-Tenn CP, LLC (formerly Smurfit-Stone). In addition, the maturity date of the Receivables Facility has been extended until the third anniversary of the Merger closing. Proceeds borrowed under the Receivables Facility by Rock-Tenn Financial, Inc. have been used to purchase receivables from certain RockTenn subsidiaries, including Rock-Tenn CP, LLC (the “Originators”). Because the financing costs under the Receivables Facility are less than the financing costs under the revolving credit facility, proceeds received from the sale of the receivables by the Originators have been used to fund a portion of the Merger, repayment of certain existing indebtedness, and related costs and expenses.

The Receivables Facility also contains certain customary amortization events, including events relating to non-payment, breach of representations, warranties or covenants, default on other material debt, bankruptcy and insolvency events, performance criteria of the receivables, invalidity or impairment of facility documentation, change of control and customary ERISA defaults.

The foregoing description of the Receivables Facility is not intended to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Credit and Security Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Fourth Supplemental Indenture

Under the terms of the Indenture, dated as of March 5, 2008 (as amended and supplemented, the “Indenture”), between RockTenn, the guarantors party thereto and HSBC Bank USA, National Association, as Trustee (the “Trustee”), and in connection with the Merger and the Credit Agreement, certain subsidiaries of RockTenn and Smurfit-Stone were required to become guarantors under the Indenture. Accordingly, on May 27, 2011, RockTenn CP, LLC, Rock-Tenn XLS, LLC, Stone Global, Inc. (collectively the “New Guarantors”), RockTenn and the Trustee executed a supplemental indenture pursuant to which the New Guarantors agreed to be bound by all of the provisions of the Indenture applicable to a guarantor and to perform all of the obligations and agreements of a guarantor under the Indenture.

Item 1.02 Termination of a Material Definitive Agreement

On May 27, 2011, at the effective time of the Merger, in connection with RockTenn’s entry into the Credit Agreement described under Item 1.01 of this Current Report on Form 8-K, RockTenn terminated its existing credit agreement, dated as of March 5, 2008, among Rock-Tenn Company, as Borrower, Rock-Tenn Company of Canada, as the Canadian Borrower, certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the lenders party thereto, Wells Fargo Bank, National Association (formerly Wachovia Bank, National Association), as Administrative Agent and Collateral Agent, and Bank of America, N.A., acting through its Canada Branch, as Canadian Agent, as amended (the “Terminated Credit Facility”), following the payment in full of all outstanding indebtedness under the Terminated Credit Facility. There were no material early termination penalties incurred as a result of the termination of the Terminated Credit Facility.

On May 27, 2011, at the effective time of the Merger, in connection with RockTenn’s entry into the Credit Agreement described under Item 1.01 of the Current Report on Form 8-K, Smurfit-Stone terminated its existing credit agreement, dated as of February 22, 2010 among Smurfit-Stone Container Corporation and Smurfit-Stone Container Enterprises, Inc., as Borrowers, J.P. Morgan Chase Bank, N.A., as administrative agent, and other lenders party thereto (the “Terminated Smurfit-Stone Credit Facility”) and its ABL Credit Agreement dated as of April 15, 2010 among Smurfit-Stone Container Corporation, Smurfit-Stone Container Enterprises, Inc. and certain of its subsidiaries, as Borrowers, Deutsche Bank AG New York Branch, as Administrative Agent and Security Agent, and other lenders party thereto (the “Terminated ABL Credit Facility” and together, with the Terminated Smurfit-Stone Credit Agreement, the “Terminated Smurfit-Stone Credit Facility”), following the payment in full of all outstanding indebtedness under the Terminated Smurfit-Stone Credit Facilities. There were no material early termination penalties incurred as a result of the termination of the Terminated Smurfit-Stone Credit Facilities.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 27, 2011, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 23, 2011, by and among RockTenn, Smurfit-Stone and Merger Sub, the merger of Smurfit-Stone with and into Merger Sub was consummated, with Merger Sub surviving the merger. The Merger was consummated following the approval and adoption of the Merger Agreement by Smurfit-Stone stockholders and the approval by RockTenn shareholders of the issuance of shares of RockTenn Class A common stock, par value $0.01 per share, to Smurfit-Stone stockholders pursuant to the Merger Agreement. In connection with the consummation of the Merger, Merger Sub changed its name to RockTenn CP, LLC.

Under the terms of the Merger Agreement, each share of Smurfit-Stone common stock, par value $0.001, issued and outstanding immediately prior to the effective time of the Merger (except for shares of Smurfit-Stone common stock owned by RockTenn, Merger Sub or Smurfit-Stone, in each case other than in a fiduciary capacity, and except for dissenting shares), was cancelled and converted into the right to receive (a) $17.50 in cash and (b) 0.30605 of a share of RockTenn Class A common stock, par value $0.01 per share (collectively, the “Merger Consideration”). Smurfit-Stone stockholders will receive cash for any fractional shares of RockTenn Class A common stock (rounded to the nearest cent) which they might otherwise receive in the Merger.

In addition, at the effective time of the Merger, each outstanding option to purchase Smurfit-Stone common stock under Smurfit-Stone’s equity-based compensation plans was assumed by RockTenn and converted into an option to purchase a number of shares of RockTenn common stock (an “Assumed Stock Option”) equal to the product of (i) the number of shares of Smurfit-Stone common stock subject to the option and (ii) the Equity Award Exchange Ratio (as defined below), rounded down to the nearest whole share. The per share exercise price for RockTenn common stock issuable upon the exercise of such Assumed Stock Option is equal to (i) the per share exercise price of Smurfit-Stone common stock at which the option was exercisable immediately prior to the effective time of the Merger divided by (ii) the Equity Award Exchange Ratio, rounded up to the nearest whole cent. Except as set forth above, each Assumed Stock Option is subject to the same terms and conditions as were applicable to the corresponding option to purchase Smurfit-Stone common stock immediately prior to the effective time of the Merger; provided, that each outstanding option granted prior to the date of the Merger Agreement has automatically vested and become exercisable as of the effective time of the Merger as contemplated by Smurfit-Stone’s stock plans and each outstanding option granted on or after the date of the Merger Agreement continues to vest in accordance with its normal vesting schedule. The “Equity Award Exchange Ratio” is the sum of (x) 0.30605 and (y) the quotient of $17.50 divided by the average, rounded to the nearest one ten thousandth, of the closing sale prices of RockTenn Class A common stock on the New York Stock Exchange (the “NYSE”) as reported by The Wall Street Journal for the five full NYSE trading days immediately preceding, but not including, the date on which the Merger became effective.

The restrictions on each Smurfit-Stone restricted stock unit award with respect to shares of Smurfit-Stone common stock that were outstanding at the effective time of the Merger and that were granted prior to the date of the Merger Agreement lapsed at the effective time of the Merger and each such restricted stock unit award has been converted into the right to receive, with respect to each share of Smurfit-Stone common stock underlying such restricted stock unit award, the Merger Consideration on the same terms as other shares of Smurfit-Stone common stock, subject to certain specified tax withholdings. In addition, at the effective time of the Merger, certain Smurfit-Stone restricted stock unit awards that were outstanding immediately prior to the effective time of the Merger and that were granted on or after the date of the Merger Agreement were converted into a restricted stock unit award, on the same terms and conditions applicable to such Smurfit-Stone restricted stock unit award immediately prior to the effective time of the Merger (including applicable vesting requirements), with respect to a number of shares of RockTenn common stock that is equal to the number of shares of Smurfit-Stone common stock subject to the award prior to the effective time of the Merger multiplied by the Equity Award Exchange Ratio, rounded to the nearest whole share.

With respect to shares of Smurfit-Stone common stock that have been reserved in accordance with Smurfit-Stone’s Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors, as

amended (the “Plan of Reorganization”), and the related confirmation order, RockTenn deposited the cash portion of the Merger Consideration with the disbursing agent named in the Plan of Reorganization and has reserved a sufficient number of shares of common stock to deliver the common stock component of the Merger Consideration in accordance with the conversion of such Smurfit-Stone common stock reserved under the Plan of Reorganization.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 on RockTenn’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2011, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included pursuant to Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger described in Item 2.01 of this Current Report on Form 8-K and pursuant to the terms of the Merger Agreement, the Board of Directors of Rock-Tenn (the “RockTenn Board”) increased the RockTenn Board from ten to thirteen members, effective as of the effective time of the Merger. The RockTenn Board also appointed three former directors of Smurfit-Stone, Timothy J. Bernlohr, Terrell K. Crews and Ralph F. Hake, as members of the RockTenn Board. The class of directors in which Messrs. Bernolohr, Hake and Crews have been appointed, have terms expiring in 2012, 2013 and 2014, respectively. Any director appointed by the board to fill a vacancy must stand for re-election at the next annual meeting of shareholders after his or her appointment to the board even if that class of directors is not subject to election in that year. Accordingly, the three Smurfit-Stone designees will stand for re-election at the next annual meeting of the RockTenn shareholders.

The appointed directors will be compensated for their services on the RockTenn Board in the same manner as the other RockTenn board members.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 27, 2011, RockTenn Company held a special meeting of shareholders in order to vote upon the following matters:

(i) a proposal to approve the issuance of shares of RockTenn Class A common stock to Smurfit-Stone stockholders pursuant to the Merger Agreement; and

(ii) to approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes that the time of the special meeting to approve the proposal described above.

RockTenn shareholders approved both matters. The following is a summary of the voting results for each matter presented to the shareholders.

Issuance of RockTenn Common Stock

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
33,653,021	39,621	6,786	0

Adjournment of the Special Meeting

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
31,382,312	2,310,057	7,059	0

Item 8.01. Other Events.

On May 27, 2011, RockTenn and Smurfit-Stone issued a joint press release announcing (i) that RockTenn shareholders had approved the issuance of shares of RockTenn common stock pursuant to the Merger Agreement (ii) Smurfit-Stone stockholders had approved and adopted the Merger Agreement and (iii) the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

(1) The audited consolidated balance sheets of Smurfit-Stone as of December 31, 2010 and December 31, 2009, and the audited consolidated statements of operations and consolidated statements of cash flows of Smurfit-Stone for the six months ended December 31, 2010 and June 30, 2010, and the years ended December 31, 2009 and 2008, and the notes related thereto, are filed as Exhibit 99.2 and incorporated herein by reference.

(2) The unaudited consolidated balance sheets of Smurfit-Stone as of March 31, 2011 and December 31, 2010, and the unaudited statements of operations and condensed consolidated statements of cash flows for the three months ended March 31, 2011 and March 31, 2010, and the notes related thereto, are filed as Exhibit 99.3, and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2010, the unaudited pro forma condensed combined statements of income for the three months ended December 31, 2010, and the unaudited pro forma condensed combined statements of income for the fiscal year ended September 30, 2010 of RockTenn and Smurfit-Stone, and the notes related thereto, are filed as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of January 23, 2011, by and among, Rock-Tenn Company, Sam Acquisition, LLC and Smurfit-Stone Container Corporation (incorporated by reference to Exhibit 2.1 of RockTenn’s Current Report on Form 8-K, filed on January 24, 2011).

10.1	Credit Agreement, dated May 27, 2011, by and among RockTenn Company, as borrower, Rock-Tenn Company of Canada/Compagnie Rock-Tenn du Canada, as Canadian borrower, certain subsidiaries of RockTenn from time to time party thereto, as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent for the lenders, and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for the lenders.

10.2	Fourth Amended and Restated Credit and Security Agreement, dated as of May 27, 2011, among Rock-Tenn Financial, Inc., as Borrower, Rock-Tenn Converting Company, as Servicer, the Lenders and Co-Agents from time to time party hereto, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent and as Funding Agent.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Smurfit-Stone Container Corporation.

99.1	Joint Press Release of RockTenn and Smurfit-Stone, dated May 27, 2011.

99.2	Audited consolidated balance sheets of Smurfit-Stone as of December 31, 2010 and December 31, 2009, and the audited consolidated statements of operations and consolidated statements of cash flows of Smurfit-Stone for the six months ended December 31, 2010 and June 30, 2010, and the years ended December 31, 2009 and 2008, and the notes related thereto.

99.3	Unaudited consolidated balance sheets of Smurfit-Stone as of March 31, 2011 and December 31, 2010, and the unaudited statements of operations and condensed consolidated statements of cash flows for the three months ended March 31, 2011 and March 31, 2010, and the notes related thereto.

99.4	The unaudited pro forma condensed combined balance sheet as of December 31, 2010, the unaudited pro forma condensed combined statements of income for the three months ended December 31, 2010, and the unaudited pro forma condensed combined statements of income for the fiscal year ended September 30, 2010 of RockTenn and Smurfit-Stone, and the notes related thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY
(Registrant)

Date: May 27, 2011	By: /s/ Robert B. McIntosh
Robert B. McIntosh Executive Vice-President, General Counsel and Secretary

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of January 23, 2011, by and among, Rock-Tenn Company, Sam Acquisition, LLC and Smurfit-Stone Container Corporation (incorporated by reference to Exhibit 2.1 of RockTenn’s Current Report on Form 8-K, filed on January 24, 2011).

10.1	Credit Agreement, dated May 27, 2011, by and among RockTenn Company, as borrower, Rock-Tenn Company of Canada/Compagnie Rock-Tenn du Canada, as Canadian borrower, certain subsidiaries of RockTenn from time to time party thereto, as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent for the lenders, and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for the lenders.

10.2	Fourth Amended and Restated Credit and Security Agreement, dated as of May 27, 2011, among Rock-Tenn Financial, Inc., as Borrower, Rock-Tenn Converting Company, as Servicer, the Lenders and Co-Agents from time to time party hereto, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent and as Funding Agent.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Rock-Tenn Company.

99.1	Joint Press Release of RockTenn and Smurfit-Stone, dated May 27, 2011.

99.2	Audited consolidated balance sheets of Smurfit-Stone as of December 31, 2010 and December 31, 2009, and the audited consolidated statements of operations and consolidated statements of cash flows of Smurfit-Stone for the six months ended December 31, 2010 and June 30, 2010, and the years ended December 31, 2009 and 2008, and the notes related thereto.

99.3	Unaudited consolidated balance sheets of Smurfit-Stone as of March 31, 2011 and December 31, 2010, and the unaudited statements of operations and condensed consolidated statements of cash flows for the three months ended March 31, 2011 and March 31, 2010, and the notes related thereto.

99.4	The unaudited pro forma condensed combined balance sheet as of December 31, 2010, the unaudited pro forma condensed combined statements of income for the three months ended December 31, 2010, and the unaudited pro forma condensed combined statements of income for the fiscal year ended September 30, 2010 of RockTenn and Smurfit-Stone, and the notes related thereto.